CRAiLAR Technologies' Flax Fibers Introduced into Two Revolutionary New Lines of Sustainable, Bio-degradeable and Compostable Cloths

Victoria, B.C. (November 6, 2014) - CRAiLAR Technologies Inc. (TSXV: CL) (OTCQB: CRLRF), which produces and markets natural and sustainable CRAiLAR® Flax fiber The Friendliest Fiber On The Planet™, today announced that two new lines of sustainable, bio-degradable and compostable cloths are now available by one of the World's largest manufacturers and suppliers of industrial and commercial paper, packaging, and branded consumer products. Made from CRAiLAR's revolutionary flax fibers, they are available for purchase directly through the supplier's team of dedicated sales representatives, their branded distribution company and outside wholesalers around the world.

This exciting new collection of sustainable cloths for the restaurant and service industry and the industrial sector, are made of 80-85% Flax fiber, a highly sustainable plant that grows with less than 2% of water compared to conventional, irrigated cotton crops. Currently there are 3 weights of each cloth available, all of which carry the CRAiLAR® logo as well as USDA Biobased, BPI® Compostable and Leed® Certifications. Whether you run an independent coffee shop or a regional chain of automotive repair stores, you can now benefit from these all natural, sustainable products.

Ken Barker, CEO, of CRAiLAR Technologies, said, "It is with great pride from our hard-working and dedicated team at CRAiLAR that these truly unique products are available to the market. We believe CRAiLAR® Flax fiber cloths co-branded with one of the largest manufacturers of consumer products in the paper and packaging industry have the potential to transform the way cloth is used in the restaurant and industrial sectors. These sustainable, bio-degradable, compostable products truly represent the next-generation of environmentally friendly products and are vastly superior to anything else in the marketplace." added Barker.

For more information on this amazing innovation please visit the following YouTube site in order to locate a distributor near you.

https://www.youtube.com/watch

About CRAiLAR Technologies Inc.

CRAiLAR Technologies Inc. is focused on bringing cost-effective, sustainable bast fiber-based products to market that are environmentally friendly natural fiber alternatives with equivalent or superior performance characteristics to cotton, wood or fossil-fuel based fibers. The Company's business operations consist primarily of the production of its natural and proprietary CRAiLAR® Flax fibers targeted at the natural yarn and textile industries, as well as the deployment of its CRAiLAR® processing technologies in the cellulose pulp and composites industries.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

Investor Relations Contact:
Genesis Select Corp: Jeff Fowlds, CEO (303) 415-0200
Budd Zuckerman, President bzuckerman@genesisselect.com (303) 415-0200

CRAiLAR:
Ted Sanders, CFO ir@crailar.com 1-(866) 436 7869

CRAiLAR Media
Jay Nalbach, CMO pr@crailar.com 1-(866) 436 7869